UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): December 30, 2002



                         WPCS INTERNATIONAL INCORPORATED
               (Exact name of registrant as specified in charter)



                  Delaware                  0-26277             98-0204758
       (State or other jurisdiction       (Commission         (IRS Employer
              of incorporation)            File Number)      Identification No.)



          140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (610) 903-0400

ITEM 1.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Walker Comm, Inc.

On December 30, 2002, WPCS International Incorporated, a Delaware corporation (the "Company"), entered into and completed an Agreement and Plan of Merger with Walker Comm Merger Corp., a Delaware corporation wholly-owned by the Company (the "Subsidiary"), Walker Comm, Inc., a California corporation ("Walker"), Donald C. Walker ("D. Walker"), Gary R. Walker ("G. Walker"), and Tanya D. Sanchez ("T. Sanchez" and together with D. Walker and G. Walker, the "Walker Shareholders"). Pursuant to the terms of the Agreement and Plan of Merger (the "Acquisition"), the Company acquired all of the issued and outstanding shares of capital stock of Walker from the Walker Shareholders in exchange for an aggregate of 2,486,000 newly issued shares of the Company's common stock (the "Shares") and $1,000,000 total cash consideration. As part of the Acquisition, the Company's Board of Directors appointed G. Walker as a member of the Company's Board of Directors and appointed D. Walker as the Company's Executive Vice-President of the Project Services Division.

Walker is a full service voice, data and video contractor. Walker provides a full line of design, installation and testing services for fiber optics, data cabling, voice cabling and wireless solutions. Walker also offers network configuration services and data network audits to insure maximum network operability. Walker maintains a staff of highly trained project managers and engineers focused on customer satisfaction. Walker has a significant and growing customer base that includes, Cisco Systems, Stanford University and the State of California.

The 2,486,000 shares of common stock issued in the merger were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the Acquisition is a transaction not involving a public offering. All certificates evidencing the Shares bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

As part of the Acquisition, the Company caused the Subsidiary and Walker to be merged pursuant to an Agreement of Merger filed with the Delaware and California Secretary of States on December 30, 2002. Walker survived the merger and the Company intends to continue to hold the surviving company as a wholly owned subsidiary and to continue its operations.

The amount of consideration paid to the Walker Shareholders for Walker was determined through arm's-length negotiations between these parties and the Company. Other than as disclosed herein, there are no material relationships between the Walker Shareholders and the Company or any of its affiliates, any directors or officers of the Company, or any associate of such directors or officers.

Following the closing of the merger, the Company had 13,078,844 shares of its common stock issued and outstanding.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a) Financial Statements of businesses acquired.

     1. Audited Financial Statements of Walker for the period from inception to December 31, 2000 and for the year ended December 31, 2001 (to be filed by amendment).

     2. Unaudited Financial Statements of Walker for the ten month period ended October 31, 2002 (to be filed by amendment).

(b)      Proforma Financial Information

         Proforma Financial Information will be filed by amendment.

(c) Exhibits.

     3.   Agreement  and  Plan  of  Merger  by  and  among  WPCS   International
Incorporated, Walker Comm Merger Corp., Walker Comm, Inc., Donald C. Walker, Gary R. Walker, and Tanya D. Sanchez made as of the 30th day of December, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WPCS INTERNATIONAL INCORPORATED




Date:  January 13, 2003                              /s/ ANDREW HIDALGO
       --------------------                          ---------------------------
                                                         Andrew Hidalgo,
                                                         President